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                                                                      Exhibit 23



              Consent of Ernst & Young LLP, Indpendent Auditors

We consent to the incorporation by reference in the Registration Statements of Pittsburgh Financial Corp. ("Company") on Form S-8 (Registration Nos. 333-35984 and 333-19805) pertaining to the Company's Stock Option Plans of our report dated October 31, 2001, with respect to the consolidated financial statements of Pittsburgh Financial Corp. included in the Annual Report (Form 10-K) for the year ended September 30, 2001.


                                        /s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
December 21, 2001